Exhibit 99.1

Autoliv announces new operating structure

(Stockholm, August 13, 2014) – – – In order to more effectively manage its business operations, Autoliv, the world-wide leader in automotive safety, today announced a new operating structure.

During the last five years Autoliv has grown significantly. The new operating structure announced today creates an organization that will fit the current scope and size of Autoliv and allow for further growth of the Company. It will also strengthen the implementation of the Company’s core strategies.

The new operating structure will be introduced in phases and will, when finalized, create two business segments: Passive Safety and Electronics.

The Passive Safety product organization, effective September 1, will be responsible for all regional operations with respect to all our passive safety products, including airbag and seatbelt products.

The Electronics product organization, effective September 1, will include Autoliv’s active safety products. Beginning January 1, 2015, passive safety electronics will be transitioned from Passive Safety to the new Electronics product organization.

This new operating structure reflects the increased importance of Autoliv’s electronics related business. The heads of Passive Safety and of Electronics will report directly to the CEO.

As a result of the changes to Autoliv’s operating structure, beginning in January 2015, Autoliv will have two operating segments and two reportable segments for financial reporting purposes. Commencing with Autoliv’s quarterly report on Form 10-Q for the period ending March 31, 2015, the Company will report its results under two segments – Passive Safety and Electronics.

Additionally, as of September 1, two new global functional units, Sales & Engineering and Product & Process Development, will be created to further support Autoliv’s operating segments and the execution of its core strategies.

The heads of the Sales & Engineering and of Product & Process Development will report directly to the CEO.

“Today we take the next step in the development of our Company. Over the last five years, we have experienced significant growth and we are making these changes in order to more effectively manage the current scope of our business as well as to allow for our future growth. In addition, the creation of a more global, integrated organization will help us deliver on our core strategies, with quality as our number one priority,” said Jan Carlson, Chairman, President and CEO of Autoliv.

Inquiries:

Thomas Jönsson, Vice President Communications Tel +46 (8) 58 72 06 27

About Autoliv

Autoliv, Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with over 56,000 employees in 29 countries. In addition, the Company has ten technical centers in nine countries around the world, with 21 test tracks, more than any other automotive safety supplier. Sales in 2013 amounted to US $8.8 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Autoliv Inc.	Autoliv North America
Vasagatan 11, 7th floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (8) 58 72 06 27	Tel +1 (248) 794 4537
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements, including without limitation, management’s examination of historical operating trends and data, as well as estimates of future sales, operating margin, cash flow, effective tax rate or other future operating performance or financial results, are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety of reasons, including without limitation, changes in global light vehicle production; fluctuation in vehicle production schedules for which the Company is a supplier, changes in general industry and market conditions, changes in and the successful execution of our capacity alignment, restructuring and cost reduction initiatives discussed herein and the market reaction thereto; loss of business from increased competition; higher raw material, fuel and energy costs; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; customer bankruptcies or divestiture of customer brands; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; component shortages; market acceptance of our new products; costs or difficulties related to the integration of any new or acquired businesses and technologies; continued uncertainty in pricing negotiations with customers, our ability to be awarded new business; product liability, warranty and recall claims and other litigation and customer reactions thereto; higher expenses for our pension and other postretirement benefits; work stoppages or other labor issues; possible adverse results of pending or future litigation or infringement claims; negative impacts of antitrust investigations or other governmental investigations and associated litigation (including securities litigation) relating to the conduct of our business; tax assessments by governmental authorities and changes in our effective tax rate; dependence on key personnel; legislative or regulatory changes limiting our business; political conditions; dependence on and relationships with customers and suppliers; and other risks and uncertainties identified under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q and any amendments thereto. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update any such statement.

Autoliv Inc.	Autoliv North America
Vasagatan 11, 7th floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (8) 58 72 06 27	Tel +1 (248) 794 4537
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com